SUB ITEM 77Q1(e)
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An Amendment dated October 1, 2008, to the Investment Advisory Agreement,  dated
January 1, 2002, by and between MFS Series Trust V, on behalf of MFS International New Discovery Fund, MFS Research Fund and MFS Total Return Fund, and Massachusetts Financial Services Company, is contained in Post Effective Amendment No. 63 to the Registration Statement of MFS Series Trust V (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 27, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.